Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-118535) of Access Worldwide Communications, Inc. of our report dated March 14, 2003, except as to the Company’s ability to continue to operate as a going concern as described in the eighth paragraph of Note 9, which is as of April 3, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Ft. Lauderdale, Florida

March 29, 2005